UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2013

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2013, IPC The Hospitalist Company, Inc. (the “Company”) executed the first amendment to the secured revolving credit facility of $125 million with Wells Fargo Bank, National Association (“Wells Fargo”) and Comerica Bank, as lenders. The first amendment to the credit agreement provides for a $125 million revolving credit facility maturing on August 4, 2016 and contains an “accordion” feature that allows an increase of $25 million to the facility with lender approval. No material changes were made to the other terms and conditions.

The foregoing description of the credit agreement is qualified in its entirety by reference to the complete terms and conditions of the first amendment to the credit agreement, security agreement and guaranty agreement, copies of which are filed herewith as Exhibits 10.1 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: October 29, 2013	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to the Credit Agreement, Guaranty and Security Agreement, dated as of October 24, 2013, by and among IPC The Hospitalist Company, Inc., the lenders named herein, and Wells Fargo Bank, National Association, as Administrative Agent.

4